UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 15, 2010

eHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

eHealth, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 15, 2010. A total of 19,671,970 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy, or 83.63% of the total shares entitled to vote.

Summarized below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting:

Proposal 1 – Election of Directors. Our stockholders voted to re-elect two Class I directors, Scott N. Flanders and Michael D. Goldberg, to serve for terms of three years and until their respective successors are duly elected and qualified, subject to earlier resignation or removal, with voting results as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Scott N. Flanders	16,367,429	254,321	3,050,220
Michael D. Goldberg	15,796,292	825,458	3,050,220

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm. Our stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 with voting results as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
19,491,468	178,482	2,020	0

Proposal 3 – Approval of the Material Terms of the eHealth, Inc. Amended and Restated 2006 Equity Incentive Plan. Our stockholders approved the material terms of the eHealth, Inc. Amended and Restated 2006 Equity Incentive Plan, a copy of which is attached as Exhibit 10.5, to continue to enable certain incentive compensation under such plan to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, as amended, with voting results as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,076,202	3,532,828	12,720	3,050,220

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.5*	eHealth, Inc. 2006 Equity Incentive Plan, as amended and restated June 15, 2010

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHEALTH, INC.

By:	/S/ STUART M. HUIZINGA
Stuart M. Huizinga Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: June 21, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.5*	eHealth, Inc. 2006 Equity Incentive Plan, as amended and restated June 15, 2010

*	Indicates a management contract or compensatory plan or arrangement.